Exhibit 99.1

Colorado-based Cannabis Collective, Schwazze,

Announces Changes to Board of Directors

DENVER, COLORADO – January 28, 2021 /Business Wire/ -- Focused on building the premier vertically integrated cannabis company in Colorado, Schwazze (formerly operating as Medicine Man Technologies Inc.; OTCQX: SHWZ) announces a Board appointment designed to drive continued synergy, strategic topline growth and acquisition activity.

Board of Director Appointment

Pratap Mukharji, a seasoned management consultant, has been appointed to the Schwazze Board of Directors. Mukharji is a retired consultant working over 30 years in management consulting, the majority with Bain & Company leading its Supply Chain and Service Operations practices. With a concentration in Industrials and Retail, Mukharji has led strategy; M&A; transformation and turnaround; operations improvement; due diligence, omnichannel; and e-commerce efforts across multiple industries. Prior to Bain, he was at Kearney and Booz-Allen & Hamilton. Mukharji received a BA in Economics from Haverford College at which he was Phi Beta Kappa, and a MBA from the Fuqua School of Business at Duke University at which he was a Fuqua Scholar.

“We are pleased to welcome Pratap Mukharji to the Schwazze Board,” Chairman and CEO Justin Dye said. “His experience in M&A, supply chain alignment and omnichannel initiatives across multiple industries will be invaluable to our team.”

“I’m honored to join the Schwazze Board of Directors. I look forward to offering both advice and strategic reflection on the important work the Company is doing,” Mukharji stated. “Schwazze is well-positioned to act as an industry leader, capitalizing on the consolidation and growth the industry is currently experiencing.”

Mukharji will serve along with the other three Board Directors: Justin Dye, Executive Chairman and Chief Executive Officer of the Company; Brian Ruden, Star Buds CEO; and Jeff Garwood, founder and managing member of Liberation Capital, LLC.

Board of Director Resignation

Leonard Riera tendered his resignation effective on January 27, 2021. Riera has decided to move back to Florida for personal reasons. “We thank Mr. Riera for his service to the board. His advice and counsel helped Schwazze get to the place where it is today. We wish him well in his future endeavors.” said Dye. “It has been a privilege to work with this great team of traditional retailers and cannabis operators. The combination of talent will undoubtedly succeed,” offered Riera.

About Schwazze

Schwazze (OTCQX: SHWZ) is executing its vision to become a leading vertically integrated cannabis holding company with a portfolio consisting of top-tier licensed brands spanning cultivation; extraction; infused-product manufacturing; retail dispensary operations; cultivation consulting; and a nutrient line. Schwazze’s leadership includes a seasoned team with proven expertise in cannabis and mainstream CPG, retail and product development industries, as well as top-tier executives from Fortune 500 companies.

As a leading platform for vertical integration, Schwazze is strengthening the operational efficiency of the cannabis industry in Colorado and beyond, promoting sustainable growth and increased access to capital while delivering best-quality service and products to the end consumer. Medicine Man Technologies, Inc. was Schwazze’s former operating trade name. The corporate entity continues to be named Medicine Man Technologies, Inc.

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Forward-Looking Statements

This press release contains "forward-looking statements." Such statements may be preceded by the words "intends," "may," "will," "plans," "expects," "anticipates," "projects," "predicts," "estimates," "aims," "believes," "hopes," "potential," or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company's control and cannot be predicted or quantified. Consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the Securities and Exchange Commission (SEC), including the Company's Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC's website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact

Julie Suntrup, Schwazze

Vice President | Marketing & Merchandising

julie.suntrup@schwazze.com

303-371-0387

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